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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS


Electric City Corp.
Elk Grove Village, Illinois


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 18, 2002, except for Note 19, which is as of April 9, 2002, relating to the consolidated financial statements of Electric City Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Interest of Named Experts and Counsel" in the Prospectus.

                                                            /s/ BDO SEIDMAN, LLP
Chicago, Illinois
April 24, 2002